Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-166941 of our report dated February 26, 2010 relating to the consolidated financial statements of Da-Lite Screen Company, Inc. and the effectiveness of Da-Lite Screen Company, Inc.’s internal control over financial reporting, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

June 2, 2010